                                                                    EXHIBIT 10.4


                           GENERAL AGENT'S AGREEMENT

                NOTICE: This Agreement is Subject to Arbitration
                        Under the Texas Arbitration Act



         This AGREEMENT, executed in duplicate, is by and between The MEGA Life and Health Insurance Company, an Oklahoma corporation (hereinafter called the "Company") and United Group Association, a Texas corporation (hereinafter called "UGA" and/or "GA").

         In consideration of the mutual pledges, covenants and agreements herein stated as made and performed and to be made and performed, the parties hereto have agreed as follows:

         1.      PURPOSE OF AGREEMENT

                 This Agreement is solely for the purpose of allowing GA and/or its sub-agents to solicit individual and group applications for such life insurance, health insurance, and such other insurance programs as identified or authorized by separate written addendum to this Agreement, and as may from time to time be offered by the Company in the various states where both Company, GA, and its sub-agents are duly qualified and licensed.

         2.      APPOINTMENT

                 The Company hereby appoints UGA as its general agent and UGA hereby accepts such appointment, upon the terms and conditions hereinafter set forth. Until this Agreement is terminated, UGA will not market, and will use its reasonable efforts to prevent its sub-agents from marketing, insurance products of other insurance carriers that are competitive with the insurance products of the subsidiaries of United Insurance Companies, Inc., unless such subsidiaries have declined to market such products.

         3.      TERRITORY

                 GA is authorized to act for the Company as enumerated herein in any state or territory where GA and the Company are duly qualified and licensed. The Company may withdraw from any territory and may, at its discretion, discontinue or withdraw any forms or policies from GA without prejudice to the right of the Company to continue said forms with other agencies in the same territory.

         4.      SCOPE OF AUTHORITY

                 As a general agent of the company, GA is an independent contractor and nothing hereinafter shall be interpreted to create an employer-employee relationship. It is also acknowledged and expressly agreed that:

                 A. GA has no authority, express or implied, to bind the Company or its affiliates by any promise or agreement and may not accept a promissory note, incur a debt, or other obligation on behalf of the Company.

                 B. GA has no authority to waive any of the Company's rights or requirements or any provisions of policies or certificates issued by the Company, nor shall GA change or alter any policy or certificate issued by the Company or quote rates that vary in any way from the rates furnished to GA by the Company, or waive forfeitures, obligations or conditions.

                 C. GA shall be free to exercise its own judgment as to the persons from whom applications will be solicited and the time and place of solicitation, subject to the provisions as contained herein.

                 D. The Company may from time to time prescribe rules respecting the requirements for eligibility of applications for insurance, which rules shall be observed and conformed to by GA and its sub-agents. GA agrees that the general transactions of business will be governed by Company rules which may be changed, altered, or amended from time to time by the Company.

                 E. GA shall not use the name, in whole or partially, of the Company or any of its affiliates as part of any trade or business name.

                 F. GA shall have the authority to enter into written contracts with sub-agents for the purpose of soliciting insurance as permitted by this Agreement. GA agrees not to enter into contract with its sub-agents that exceed the scope of authority granted to GA by this Agreement. GA further agrees that any contracts entered into with its sub-agents shall be its sole responsibility and creates no obligation on the part of the Company.

         5.      DUTIES AND RESPONSIBILITIES

                 The duties and responsibilities of GA are:

                 A. To solicit and to cause its sub-agents to solicit individual and group applications for life insurance, health insurance and other programs, as identified or authorized by separate written addendum to this Agreement, which may from time to time be offered by the Company in the various states where both the Company and GA and its sub-agents are duly qualified and licensed;

                 B. To collect the initial premiums and policy fees for applications taken by its sub-agents and promptly remit such applications and monies to the Company at its regional office in Dallas, Texas. All collections made by GA and its sub-agents under authority of this Agreement shall be kept entirely separate and distinct from other personal funds, and GA shall immediately remit same in cash to the Company. GA shall be liable to the Company for loss by accident, theft, or otherwise of any money or items of value belonging to the Company and coming into its control or into the control of any sub-agent;

                 C. To keep records required by the Company, which records shall be the property of the Company;

                 D. To comply with all applicable state and federal statutes and regulations, and to similarly comply with all rules, regulations and procedures as prescribed by the Company in the performance of GA's duties;

                 E. To assist the Company in maintaining all policies and certificates in force;

                 F. To be solely responsible for the contracting with or hiring, training, supervision, compensation, termination and all other matters relating to any persons;

                 G. To inform the Company in writing immediately of all terminations of its sub-agents and the reason therefor;

                 H. To allow its sub-agents to solicit applications only after being licensed, duly appointed by the Company according to the licensing statutes and regulations of the state or states within which these sub-agents are soliciting. GA shall be obligated to terminate the appointment of any sub-agent when requested by the Company; and

                 I. To indemnify the Company against any actions or proceedings arising from the contracting with or employment of any person by GA.

         6.      COMPENSATION

                 A. The full compensation of GA shall be commissions payable to GA or its designee, whichever is a licensed agent or agency in the various states, at rates set forth in the COMMISSION SCHEDULE in effect at the time the application is submitted to the Company, which schedule and all amendments and changes thereto and replacements thereof are hereby made a part of this Agreement and attached hereto as Exhibit A. Such compensation shall be subject to the terms and conditions of this Agreement and of the applicable Commission Schedule. The Company and GA shall from time to time agree on amendment, change, or replacement of the COMMISSION SCHEDULE for future commissions on policies to be issued in the future. The commission rate on any policy already issued to an insured shall not be affected by any such amendment, change or replacement. Paid but unearned commissions shall be immediately debited to the earned commission statement furnished to GA. The Company assumes no responsibility for the collection of the debit balances of GA's sub-agents, although the Company may from time to time acquire notes of indebtedness from the GA for debts owed to the GA by its sub-agents. The parties agree that amounts loaned shall accrue and include interest.

                 B. Each month, the Company will furnish GA a statement reflecting the earned commissions account of the GA. The Company may furnish a statement reflecting the earned commissions of each of GA's sub-agents entitled to commissions. All amounts paid, net credits, debit balance, and said earned commission statement shall be considered correct and binding on the parties hereto unless any error is reported in writing to the other party within ninety (90) days of the date the statement is mailed.

                 C. GA's sub-agents shall be compensated directly and promptly by GA, who shall also provide appropriate accounting to his sub-agents. GA is solely responsible for payment of commission to its sub-agents. The Company may, at its discretion, and from time to time, make commission and other payments, and/or furnish the aforesaid monthly accounting directly to the sub-agents as set forth by GA, and in a manner satisfactory to the Company.
                          Such payments shall be made pursuant to GA's contract with its sub-agents, including the payments to sub-agents as set forth in the Agent Payment Schedule included herein. Payments when made shall reduce amounts due to GA from the Company. The monthly accounting is provided for the information of GA and its sub-agents. It is the responsibility of GA to report corrections on said accounting to the Company for adjustment.

                 D. Payments of commissions shall be subject to the following conditions:

                          (1) On policies of which one or more renewal premiums are paid in advance, commissions shall be earned only as such premiums otherwise would have become due. Renewal premiums and renewal commissions are defined as amounts applicable to the 13th and subsequent months.

                          (2) Commissions shall not be owed or paid on policies continued in force under any nonforfeiture or waiver of premium provision of any policy.

                          (3) If collected premiums are subsequently refunded by the Company, the account of GA will be debited.

                          (4) No commissions will be earned for policies or certificates issued under a group policy conversion privilege.

                          (5) Commissions shall accrue to GA as premiums are received and earned by the Company.

                 E. Where a policy is issued, which in the judgment of the Company is to replace a terminated policy of the Company, the new policy shall be regarded as a "changed policy" and commissions and/or renewal commissions shall be determined by the Company. In the event of the reissuance of a lapsed policy within three months of date of lapse, the commission to be paid shall be the same as on a renewal of such policy, but such commission shall be based only on the amount of premium actually paid to the Company. In the event of the reissuance of a lapsed policy after three months from date of lapse, no commission thereon shall accrue unless such reissuance is accomplished by the efforts of GA.

                 F. In contracting with its sub-agents, GA may not provide for more liberal commission terms than those contained in this Agreement.

         7.      REFUNDS

                 The Company shall at all times have the right to reject applications for insurance without specifying the reason. If any premiums shall be refunded by the Company for any reason, all commissions credited or paid will be charged to the appropriate account.

         8.      VESTING

                 Should this Agreement be terminated when commissions are payable to GA thereunder, the Company will continue to pay 100% of such commissions to GA on premiums paid to the Company, provided said commissions total at least $100 per month.

         9.      TERMINATION

                 A. The GA or Company may terminate this Agreement with or without cause upon 15 months' notice sent by certified mail to the last known address of the other party, except in the event of termination for cause in which case termination will be immediate. (Cause is defined as any misappropriation of funds, fraud, knowingly subjecting the Company to regulatory fines, penalties, suspensions or revocations of license, violation of any criminal or insurance law, or the material breach of the terms of this Agreement by GA.) In the event the GA is terminated for cause, the Company shall have the right, at its discretion, to declare a complete forfeiture of any and all compensation due or to become due under this Agreement and any amounts owed to the Company shall immediately become due and payable.

                 B. After termination of this Agreement, all sums due to the Company hereunder shall be immediately due and payable, and GA shall immediately deliver to the Company all rate books, policyholder lists, letters, records and supplies connected with the business and belonging to the Company. The amount payable for vested commissions and other emoluments will be reduced by any debt or other liability of GA to the Company existing at termination of this Agreement or accruing after such termination. Any such debt or other liability of GA to the Company then existing or accruing shall accrue interest at the rate of 12% per annum payable monthly as it accrues or at the rate provided in any Note and Agreement made by GA in connection with this Agreement, whichever is higher.

                 C. Furthermore, GA agrees to pay any indebtedness incurred by its sub-agents. To assure that the indebtedness of any sub-agent will be repaid, the Company shall have a first lien upon the following: any commissions, salvage accounts, service and advertising fees, and any other credits or property rights of any kind which have accrued or may accrue to GA from the Company or its affiliates. All of the above will be security for the indebtedness.

                 D. GA and the Company agree that it is good and prudent business practice to maintain the business in force and GA agrees that it will not rewrite the business during the term of this Agreement or after termination and GA will use all reasonable efforts to insure none of its sub-agents rewrite the business. It will not be considered a violation of this provision if relatively isolated rewrites occur on an individual basis.

         10.     DISCLOSURE RELATIONSHIP

                 All agreements between GA and its sub-agents shall be strictly between such parties and shall not be construed in any way to bind the Company. All agreements concerning the Company between GA and its sub-agents shall contain the following provisions or provisions with the same meaning:

                 "Services provided to you by any insurance company pursuant to an agreement between GA and the insurance company are strictly for servicing purposes and compliance with various statutory and/or regulatory requirements. The services provided by these insurance companies do not in any way bind the insurance companies to this Agreement, including, without limitation, with respect to the payment of commissions."

         11.     LITIGATION

                 If any claim is made against either party hereto, or both parties jointly, by reason of any alleged act, fault, or failure of GA or its sub-agents in connection with their activities hereunder, the Company may defend such action or require GA to defend such action. GA hereby agrees to indemnify the Company, and hold it harmless from any loss, cost or expense as a result of any act or omission, not authorized by this Agreement, of GA or its sub-agents in connection with services rendered which are related to this Agreement. GA shall immediately send the Company by U.S. Mail, overnight delivery, any correspondence, legal process, or official notice served on it or its sub-agents on behalf of the Company. The Company retains the right to settle or compromise any claim, lawsuit or proceeding brought against it as a result of any act or omission of the GA or its sub-agents.
Such action on the part of the Company will not waive any right of indemnification against GA provided for hereunder.

         12.     ASSIGNMENTS

                 This Agreement is not transferable. No assignment of commissions or renewal commissions hereunder shall be valid unless authorized in advance, in writing, by the Company. Any assignment so authorized shall be subject to any and all indebtedness of GA to the Company.

         13.     ADVERTISING

                 No circular, brochures, advertisements, lead-generating material, or similar matter shall be published, printed, distributed (by U.S. Postal Service or otherwise) or used in any way, directly or indirectly, by GA or his sub-agents until the same shall first have been approved in writing by the Company and a copy of the final printed form shall have been submitted to the Company. If any advertisement, circular, brochure, lead-generating material, or similar matter is published, printed, disseminated, or used in any way, directly or indirectly, by GA or his sub-agents, which has not been approved in writing by the Company, GA agrees to indemnify the Company for any costs and legal expenses incurred as a result of penalties imposed by any regulatory agency for the use of such materials.

                 GA agrees to keep a current advertising file which contains the proper notations as to dissemination methods and numbers for the inspection of the Company. Such advertising file shall be available for periodic review by the Company.

         14.     ADMINISTRATIVE FEES

                 In connection with the sale of policies for the Company in accordance with this Agreement, an administrative fee will be collected by GA or its sub-agents and submitted to the Company with the first modal premium. If the policy is not accepted by the policyholder upon delivery, the Company will refund the administrative fee with the first modal premium.

         15.     ARBITRATION

                 If any dispute shall arise between any of the parties to this Agreement with reference to the interpretation of this Agreement, the dispute shall be settled by arbitration. The terms of the arbitration are as follows:

         A. Commencement. Any controversy or claim arising out of, or relating to, this Agreement or a breach thereof shall be settled by arbitration in Dallas, Texas, commenced by either party by delivering a written notice (the "Arbitration Notice") to the other party. The arbitration decision shall be made by the arbitrators selected as set forth below and the decision of a majority of the arbitrators shall be final, conclusive and binding on, and nonappealable by, the parties hereto. Judgment upon any award rendered pursuant to this arbitration process may be entered in any court having jurisdiction thereof.

         B. Selection of Arbitrators. The parties shall jointly select three arbitrators. If, within fifteen (15) days after the Arbitration Notice, the parties agree on only two arbitrators, the two arbitrators shall select the third. If the parties agree on only one, then they shall each select one additional arbitrator. If the parties cannot agree on any arbitrator within fifteen (15) days after the Arbitration Notice, then they shall each select one arbitrator within five days thereafter, and those two arbitrators shall promptly select the third. If under any of these methods a third arbitrator is not selected within ten (10) days of the selection of the second arbitrator, then either party may apply to the Chief Judge of the United States Court of Appeals for the Fifth Circuit for selection of the third arbitrator.

         C. Expenses of Arbitration; Interest. The fees and expenses of the arbitrators, and all other costs and expenses incurred in the arbitration, shall be borne as specified in the arbitration award. Any award of the arbitrators shall include interest at a rate considered just under the circumstances by the arbitrators.

         D. Rules and Procedures. The commercial rules of the American Arbitration Association shall be applied in any arbitration under this Agreement (to the extent such rules and procedures are not inconsistent with the above paragraphs).

         16.     NON-DISCLOSURE OF THE COMPANY'S AFFAIRS

                 GA and the Company agree to keep confidential such proprietary information as each may from time to time impart to the other regarding the other party's business affairs and customers, and neither will in whole or in part, now or anytime, disclose said information.

         17.     CONSENT TO BREACH

                 No term or provision hereof shall be deemed waived and no breach excused, unless such waiver or consent shall be in writing and signed by the party claimed to have waived or consented. Any consent by any party to, or waiver of, a breach by the other, whether expressed or implied, shall not constitute a consent to, waiver of, or excuse for any other different or subsequent breach.

         18.     SOLE AGREEMENT

                 This Agreement covers and includes all agreements between the parties hereto. This Agreement cannot be modified or changed by any agreement whatsoever, unless such modification or change is made in writing and signed by the President or a Vice President of the Company or its parent company, United Insurance Companies, Inc. It is agreed that the Company may offset any and all existing or future indebtedness of GA to the Company, or to any other company with which the Company is or may become affiliated, against any earned commissions or any other sums payable to GA under this Agreement. So long as another company principally owns, or is owned by, the Company, or is principally owned by the same stockholders as principally own the Company, it shall be deemed to be an affiliated company. Such right of offset, as described herein, constitutes a paramount and prior lien on any and all earned commissions or any other sums payable and shall secure payment and performance of all of GA's indebtedness and other obligations, and the Company may, at any time without notice, apply any such earned commissions and any other sums payable directly to any indebtedness, first to the Company and then to any affiliated company. Failure to offset against the GA's indebtedness any earned commissions or any other sums payable to the GA shall not be deemed a waiver of the aforesaid right of offset or of the Company's lien on any earned commissions or any other sums payable to GA, nor impair the right to so apply such earned commissions and other sums in the future.

         19.     AGREEMENT TERMS EXCLUSIVE

                 This Agreement constitutes the entire agreement between the parties hereto and the parties acknowledge and agree that neither of them has made any representation with respect to the subject matter of this Agreement or any representations inducing the execution and delivery thereof except as specifically set forth herein. Each of the parties hereto acknowledge that it has relied on its own judgment in entering in this Agreement.

         20.     APPLICABLE LAW

                 This Agreement and any disputes relating thereto shall be construed under the laws of the State of Texas.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 1st day of April, 1996, which is the effective date of this Agreement.




       NITED GROUP ASSOCIATION          THE MEGA LIFE AND HEALTH
                                              INSURANCE COMPANY




By:     /s/ Ronald L. Jensen             By:      /s/ Richard J. Estell
   ------------------------------           ------------------------------

Title:  President                        Title:   President
      ---------------------------              ---------------------------

                                   EXHIBIT A


                            SCHEDULE OF COMMISSIONS


         Commissions are paid hereunder as a percentage of the premium rate in effect for the policy on the policy issue date or at the time of the applicable premium payment, whichever is lower. Commissions are paid only on earned, commissionable premium. Commissions are not paid on: (a) policies continued in force under any nonforfeiture or waiver of premium provision; (b) except as provided in the following paragraph, policies issued under a group policy conversion provision; (c) rate increases; (d) premium for any optional or additional benefit which, at the time of its issue, Our guidelines provide is non-commissionable; or (e) any extra premium for a substandard policy.

         If a class of policyholders written by GA's sub-agents is voluntarily converted by the Company at our discretion to another plan or product, GA will be entitled, subject to all other terms and conditions of this Agreement, to receive ongoing commissions on the conversion product at the commission rate applicable to the original product, unless by regulation or statue the Company is required to have a higher loss ratio on such conversion product.

                                           1ST YEAR         2ND YEAR        3+ YEARS
PLAN                      TYPE            COMMISSION       COMMISSION      COMMISSION
- ----                      ----            ----------       ----------      ----------
LIFE PROTECTOR           OWNER               72%              20%             20%

                                           1ST YEAR         2ND YEAR        3+ YEARS
                                          COMMISSION       COMMISSION      COMMISSION
                                          ----------       ----------      ----------
OTHERS                   OWNER              41.5%             30%             15%
(Health Ins.,
Accident &              EMPLOYEE             36%              28%             13%
Dental)


PROTECTOR PPO            OWNER               29%              24%             14%
& PPOII

                                           1ST YEAR            2ND YEAR            3+ YEARS
                                          COMMISSION          COMMISSION          COMMISSION
                                          ----------          ----------          ----------
                                                        Base    Bonus Total    Base  Bonus Total
PROTECTOR POS            OWNER              30.10%      24.75%  2.65% 27.4%    7.85% 2.65  10.5%